Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-72377, 333-105718, 333-126601, 333-152756, and 333-181547 on Form S-8 of our report dated March 1, 2011, relating to the consolidated financial statements and financial statement schedule of Knight Transportation, Inc. and subsidiaries for the year ended December 31, 2010, appearing in this Annual Report on Form 10-K of Knight Transportation, Inc. and subsidiaries for the year ended December 31, 2012.

/s/ Deloitte & Touche LLP

Phoenix, Arizona
March 1, 2013

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